                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        ------------------------------

                                  FORM 8-K/A


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) May 12, 1997



                      EASTERN ENVIRONMENTAL SERVICES, INC.
                      ------------------------------------
                 (Exact name of issuer as specified in charter)


          Delaware                     0-16102               59-2840783
(State or Other Jurisdiction          Commission          (I.R.S. Employer
     or Incorporation or              file number          Identification
        Organization)                                          Number)



               1000 Crawford Place, Mt. Laurel, New Jersey 08054
                   (Address of principal executive offices)

                                (609) 235-6009
             (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.
        -------------------------------------

        Eastern Waste of New York, Inc., Eastern Waste of Long Island, Inc. and Eastern Container Corporation (collectively referred to as "Eastern") are wholly-owned subsidiaries of Eastern Environmental Services, Inc. (The "Registrant"). On May 12, 1997, Eastern acquired (the "Acquisition") substantially all of the assets related to the operations of KC Waste Services, Inc., Curbside Leasing, Inc. Waste Services, Inc., New York Waste Services, Inc. and Long Island Waste Services, Inc. (collectively referred to as the "Waste Services, Inc. and affiliates," or "WSI"). The acquisition of WSI was made pursuant to the terms of an Agreement and Plan of Reorganization (the "Agreement") dated October 23, 1996, as amended on April 14, 1997 and
May 12, 1997, by Eastern and WSI. The Agreement and Amendments are incorporated as Exhibit 10.1. The description of the acquired assets and the Acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement and related Amendments. WSI and the Individuals are collectively referred to as the "Sellers." The Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries.

        Additionally, Eastern closed into Escrow on May 12, 1997 the acquisition of Golden Gate Carting Co., Inc. ("Golden Gate") and Coney Island Rubbish Removal, Inc. ("Coney Island") (collectively referred to as "the Companies"), two companies under common management control with WSI. The closings, which are pending upon satisfaction of certain normal conditions which the Registrant believes will be resolved, were made pursuant to two separate Agreements and Plans of Reorganization incorporated respectively as Exhibits 10.2 ("Golden Gate"), and 10.3 ("Coney Island") as both were amended on May 12, 1997. Simultaneous with the escrow closing of Golden Gate and Coney Island, Eastern entered into Management Agreements (enclosed as Exhibits 10.4 and 10.5) with both companies until final closing of the acquisition. The Management Agreements provide that Eastern will manage the businesses of Golden Gate and Coney
Island, retain the revenue of the businesses and pay all associated expenses. The description of the management agreements are qualified in their entirety by incorporating as Exhibits 10.4 and 10.5.

        Pursuant to the WSI Agreement and Plan of Reorganization, property and equipment and intangible assets were acquired for consideration consisting of 1,159,982 unregistered shares of the Registrant's common stock (valued at $11.70 per share) and the assumption of approximately $6.2 million of debt. Eastern has also accrued an obligation of $6.2 million as additional purchase price which will be paid upon the resolution of certain events and is payable in either cash or a future maximum issuance of 221,170 shares of the Registrant's common stock. As part of this contingency, the Registrant also posted a Letter of Credit in the amount of approximately $2.6 million and agreed to pay up to $630,000 relating to a debt WSI owed to one of its creditors. Such future payment is contingent upon authorization from the New York City Trade Waste Commission or a court having jurisdiction. Estimated consideration for the pending acquisitions of Golden Gate and Coney Island consists of 288,859 unregistered shares of the Registrant's stock (valued at $11.70 per share) and the assumption of approximately $3.0 million of debt.

        The acquired assets include vehicles, containers, recycling equipment, office furniture, equipment and supplies used in the operations of the Companies; customer contract rights, all rights, title and interest of the Companies in leases for real property, trade secrets, property rights, symbols, trademarks, trade names, logos, telephone directory listings used by the Companies; all permits, licenses, franchises, consents and other approvals for governmental agreements used in the operations of the business; and all goodwill of the business conducted by the Companies. The acquired assets were used by the Sellers in the solid waste collection business. Eastern intends to continue to use the acquired assets for this purpose.

Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits
          ----------------------------------

--------------------------------------------------------------------------------

(a)    Combined financial statements of business acquired

       Independent Auditor's Report
       Combined Balance Sheet as of December 31, 1996
       Combined Statement of Operations and Accumalated Deficit for the Year
         Ended December 31, 1996
       Combined Statement of Cash Flows for the Year Ended December 31, 1996 Notes to Combined Financial Statements

       Combined Balance Sheet as of March 31, 1997 (Unaudited)
       Combined Statement Operations for the Nine Months Ended March 31, 1997
         (Unaudited)
       Combined Statement of Cash Flows for the Nine Months Ended March 31,
         1997 (Unaudited)
       Selected Notes to Combined Financial Statements


(b)    Pro forma financial information

       Pro forma Consolidated Statement of Operations for the Year Ended
         June 30, 1996 (Unaudited)
       Pro forma Consolidated Statement of Operations for the Nine Months Ended
         March 31, 1997 (Unaudited)
       Pro forma Consolidated Balance Sheet as of March 31, 1997 (Unaudited)


(c)    Exhibits

*10.1 Agreement and Plan of Reorganization made on October 23, 1996 by and among "Shareholders" ("Shareholder"), Waste Services, Inc. ("Waste"), New York Waste, Inc. ("NY Waste"), Long Island Waste Services, Inc. ("L.I. Waste"), KC Waste Services, Inc. ("KC Waste") and Curbside Leasing, Inc. ("Curbside"), Eastern Environmental Services, Inc. ("EESI"), Eastern Waste of New York, Inc. ("EESI New York"), Eastern Waste of Long Island, Inc. ("EESI L.I.") and Eastern Container Corporation ("EESI Container"). For the purposes of this Agreement, EESI, EESI New York, EESI L.I. and EESI Container are collectively referred to as "Purchasers," Waste, NY Waste, L.I. Waste, KC Waste and Curbside are collectively referred to as the "Companies" and individually known as a "Company" and the Companies and the Shareholders are collectively referred to as the "Sellers." Amendment No. 1, dated April 14, 1997 to the Agreement and Plan of Reorganization made on October 23, 1996. Amendment No. 2 dated
       May 12, 1997, to the Agreement and Plan of Reorganization made on October 23, 1996.

*10.2  The Agreement and Plan of Reorganization ("Agreement") is made on
       April 7, 1997 by and among Christopher Pittas, Nicholas Pittas, Jr. ("Shareholders"), Golden Gate Carting Co., Inc. ("Golden Gate"), Eastern Environmental Services, Inc. ("EESI"), and Eastern Waste of New York, Inc. ("EESI NY".) For purposes of this Agreement, EESI and EESI NY are collectively referred to as "Purchasers," Golden Gate may also be referred to as "Company," and the Company and the Shareholders are collectively referred to as "Sellers." Amendment No. 1 dated May 12, 1997 to Agreement and Plan of Reorganization made on April 7, 1997.

*10.3 The Agreement and Plan of Reorganization (the "Agreement") is made as of April 7, 1997, by and among Vincent Morea ("Shareholder"), Coney Island Rubbish Removal, Inc. ("Coney Island"), Eastern Environmental Services, Inc. ("EESI"), and Eastern Waste of New York, Inc. ("EESI NY"). For purposes of this Agreement, EESI and EESI NY are collectively referred to as "Purchasers", Coney Island may also be referred to as "Company" and the Company and the Shareholder are collectively referred to as the "Sellers". Amendment No. 1 dated as of May 12, 1997 to Agreement and Plan of Reorganization made as of April 7, 1997.

*10.4 The Agreement "Management Agreement" is made on May 12, 1997, by and between Golden Gate Carting Co., Inc. and New York Corporation (the "Company") and Eastern Waste of New York, Inc., a Delaware corporation (the "Manager")

*10.5 The Agreement ("Management Agreement") is made as of May 12, 1997, by and between Coney Island Rubbish Removal, Inc., a New York corporation (the "Company") and Eastern Waste of New York, Inc., a New York corporation (the "Manager".)

 23.1  Consent of Ernst & Young, LLP

--------------------------------------------------------------------------------

*Incorporated by reference.

                                   Signature
                                   ---------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EASTERN ENVIRONMENTAL SERVICES, INC.


       Date: July 11, 1997                  By: /s/ Louis D. Paolino, Jr.
                                                --------------------------------
                                                Louis D. Paolino, Jr.
                                                President

                         Report of Independent Auditors


Stockholders
Waste Services, Inc. and Affiliates


We have audited the accompanying combined balance sheet of Waste Services, Inc. and Affiliates as of December 31, 1996 and the related combined statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Waste Services, Inc. and Affiliates at December 31, 1996, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                     /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 19, 1997

                      Waste Services, Inc. and Affiliates

                             Combined Balance Sheet

                               December 31, 1996



ASSETS
Current assets:
 Cash                                      $    17,484
 Accounts receivable, less allowance
  for doubtful accounts of $150,500          2,093,277
 Prepaid expenses and other current
  assets                                       122,445
                                        --------------
Total current assets                         2,233,206

Property and equipment:
 Vehicles                                    3,470,880
 Containers                                  1,516,111
 Leasehold improvements                         58,798
 Machinery and equipment                       363,623
 Furniture and fixtures                        121,201
                                        --------------
Total property and equipment                 5,530,613
Accumulated depreciation and
 amortization                               (4,389,565)
                                        --------------
                                             1,141,048

Advances to stockholders/officers              799,173
Receivables from affiliated companies          634,776
Deferred income taxes                        1,668,000
Excess cost over fair market value of
 net assets acquired, net of
 $3,293,368 accumulated amortization         5,082,148
Customer lists, net of $8,388,837
 accumulated amortization                    4,692,983
Covenants not to compete, net of
 $4,934,361 accumulated amortization         3,282,497
Other assets                                    85,269
                                        --------------
Total assets                               $19,619,100
                                        ==============




LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Accounts payable                          $ 3,345,656
 Accrued expenses and other current
  liabilities                                  265,054
 Income taxes payable                        1,220,454
 Notes payable to stockholders/officers        760,553
 Current portion of long-term debt           7,177,650
                                        --------------
Total current liabilities                   12,769,367

Due to affiliated companies                    162,431
Long-term debt, net of current portion      10,425,489





Commitments and contingencies




Stockholders' deficit:
 Common stock, at stated value                  65,620
 Accumulated deficit                        (3,274,870)
                                        --------------
                                            (3,209,250)
 Less advances to parent                      (528,937)
                                        --------------
Total stockholders' deficit                 (3,738,187)
                                        --------------
Total liabilities and stockholders'
 deficit                                   $19,619,100
                                        ==============

See accompanying notes.

                      Waste Services, Inc. and Affiliates

                      Combined Statement of Operations and
                              Accumulated Deficit

                          Year ended December 31, 1996


Revenues                                  $ 22,811,062
Cost of revenues                           (14,317,961)
Selling, general and administrative
 expenses                                   (7,474,091)
                                        --------------
Operating income                             1,019,010

Interest expense                            (1,895,599)
Other income                                   249,233
                                        --------------
Loss before income taxes                      (627,356)

Income tax benefit                              94,000
                                        --------------
Net loss                                      (533,356)
Accumulated deficit, beginning of year      (2,629,514)
Dividends paid from S corporations            (112,000)
                                        --------------
Accumulated deficit, end of year          $ (3,274,870)
                                        ==============

See accompanying notes.

                      Waste Services, Inc. and Affiliates

                        Combined Statement of Cash Flows

                               December 31, 1996


OPERATING ACTIVITIES
Net loss                                  $  (533,356)
Adjustments to reconcile net loss to
 net cash provided by operating activities:
   Provision for doubtful accounts            373,472
   Depreciation and amortization            3,921,875
   Deferred income taxes                     (725,000)
   Changes in operating assets and
    liabilities
     Accounts receivable                     (868,829)
     Income taxes payable                     583,655
     Other assets, net                        243,135
     Accounts payable and accrued
      expenses                                464,942
                                        -------------
Net cash provided by operating
 activities                                 3,459,894

INVESTING ACTIVITIES
Purchase of property and equipment           (249,721)
Net advances to stockholders/officers        (110,176)
                                        -------------
Net cash used in investing activities        (359,897)

FINANCING ACTIVITIES
Proceeds from borrowings on long-term
 debt                                         125,000
Net payments to affiliated companies         (338,298)
Payments on long-term debt                 (3,207,927)
Net borrowings on notes payable to
 stockholders/officers                         96,945
Dividends paid from S corporations           (112,000)
                                        -------------
Net cash used in financing activities      (3,436,280)
                                        -------------
Net decrease in cash                         (336,283)
Cash at beginning of year                     353,767
                                        -------------
Cash at end of year                       $    17,484
                                        =============

See accompanying notes.

                      Waste Services, Inc. and Affiliates

                     Notes to Combined Financial Statements

                               December 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying combined financial statements include the accounts of Waste Services, Inc. and its affiliates, KC Waste Services, Inc., Curbside Leasing, Inc., New York Waste Services, Inc., Long Island Waste Services, Inc., Golden Gate Carting Co., Inc. (New York), and Coney Island Rubbish Removal, Inc. The financial statements have been combined as the companies are under common ownership or managerial control. Other entities under common ownership or managerial control have been excluded from the combined financial statements because they are not part of the group of companies purchased by Eastern Environmental Services, Inc. ("EESI") (see Note 9). All significant intercompany accounts and transactions have been eliminated in combination.

DESCRIPTION OF BUSINESS

Waste Services, Inc. and affiliates are engaged in the business of providing integrated solid waste management services, consisting of collection, transportation, and disposal services through waste hauling operations. The Companies' customers include municipal, commercial, industrial and residential customers principally in the New York metropolitan area (see Note 6).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

The Companies perform ongoing credit evaluations of their customers and generally do not require collateral. The Companies maintain an allowance for doubtful accounts at a level that management believes is sufficient to cover potential credit losses.

                      Waste Services, Inc. and Affiliates

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated on the basis of cost. The Companies provide depreciation over the estimated useful lives of assets using the straight-line method ranging from three to ten years.

Depreciation expense was $379,493 for the year ended December 31, 1996.

INTANGIBLE ASSETS

Intangible assets consist principally of excess cost over fair value of net assets acquired, customer lists, and covenants not to compete acquired in the acquisition of waste collection operations, which are currently being amortized over a period of 39 to 156 months. Amortization of intangible assets was $3,542,382, for the year ended December 31, 1996 and is included in selling, general, and administrative expenses.

REVENUE RECOGNITION

The Companies recognize revenue upon collection of waste material at the waste collection and hauling operations. Container rental revenue is recognized over the service period.

LONG-LIVED ASSETS

Long-lived assets consist primarily of property and equipment, excess cost over fair value of net assets acquired, and other intangible assets. The carrying amounts of the long-lived assets are reviewed if facts and circumstances suggest that they may be impaired. If this review indicates that book value of assets to be held exceeds the undiscounted future cash flows, an impairment loss would be recognized for the excess of book over fair values.

                      Waste Services, Inc. and Affiliates

2. LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1996:

     Acquisition notes payable, with
      various maturities payable
      through April 2007, guaranteed by
      certain of the Companies'
      stockholders, with interest rates
      ranging from 3.51% to 14.93%         $14,199,868

     Machinery and equipment notes
      payable, secured by equipment,
      with various maturities payable
      through October 1999, with
      interest rates ranging from prime
      plus 9.75% to 13.50%                   1,112,857

     Other notes payable, with various
      maturities payable through August
      2005 with interest rates ranging
      from 7.23% to 14%                      2,290,414
                                         --------------
                                            17,603,139
     Less current portion                    7,177,650
                                         --------------
                                           $10,425,489
                                        ==============

Maturities of long-term debt are as
 follows:

     1997                                  $ 7,177,650
     1998                                    2,440,073
     1999                                    2,061,693
     2000                                    1,615,474
     2001                                    1,749,798
     Thereafter                              2,558,451
                                        --------------
     Total                                 $17,603,139
                                        ==============

Certain of these maturities are accelerated upon the sale of the Companies' assets. Such amounts have not been reclassified to current. Certain acquisition notes payable have been classified as current as they are the subject of litigation which is discussed further in Note 6.

Interest paid in 1996 was $1,895,599.

                      Waste Services, Inc. and Affiliates

3. ADVANCES TO AND NOTES PAYABLE TO OFFICERS/STOCKHOLDERS

At December 31, 1996, advances to officers/stockholders of $799,173 are non-interest bearing and have no specified repayment terms.

At December 31, 1996, notes payable to officers/stockholders of $760,553 are non-interest bearing and have no specified repayment date. These notes were retired in connection with the acquisition of the Companies in May 1997 (See
Note 9).

4. COMMON STOCK

The common stock component of stockholders' deficit consists of the following:

                                                         SHARES
                                        SHARES         ISSUED AND
                                      AUTHORIZED      OUTSTANDING      AMOUNT
                                    ----------------------------------------------

Waste Services, Inc.                    200               4            $15,879
K.C. Waste Services, Inc.               400             200                  -
Curbside Leasing, Inc.                1,000           1,000                298
New York Waste Services, Inc.           200              10                  -
Long Island Waste Services, Inc.        200               2                  -
Golden Gate Carting Co., Inc.           100               2             47,443
Coney Island Rubbish Removal, Inc.      100             100              2,000
                                                                    ----------
                                                                       $65,620
                                                                    ==========

5. INCOME TAXES

Each of the combining entities, with the exception of Curbside Leasing, Inc., Golden Gate Carting Co., Inc., and Coney Island Rubbish Removal, Inc., are "C" Corporations for federal and state income tax purposes. New York Waste Services, Inc., Waste Services, Inc., and Long Island Waste Services, Inc. file as part of a consolidated group of "C" Corporations, with WSI Holding Corp., their parent company. The stockholders of Curbside Leasing, Inc., Golden Gate Carting Co., Inc., and Coney Island Rubbish Removal, Inc. elected to be taxed as "S" corporations for federal and state income tax reporting purposes. Accordingly, the stockholders of these corporations have assumed the obligations and benefits relative to the income taxes attributable to those operations. The

                      Waste Services, Inc. and Affiliates

5. INCOME TAXES (CONTINUED)

accompanying financial statements and following disclosures include only the income tax accounts of those combining companies that are "C" Corporations. The reported amount of income tax benefits differs from the amount that would result from applying the domestic federal statutory rate to the loss before income taxes primarily because no income taxes are included for those companies that file as "S" Corporations.

At December 31, 1996, the Companies have net operating loss carryforwards for federal and state income tax purposes of $785,000 and $772,000, respectively. The operating loss carryforwards expire in various years through 2012. For financial reporting purposes, a valuation allowance has been recognized to reduce the deferred tax assets to the amount expected to be realized, as realization is not fully assured.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Companies' deferred tax assets and liabilities are as follows:

     Deferred tax assets:
       Book over tax depreciation and
        amortization                       $1,588,000
       Allowance for doubtful accounts         60,000
       Net operating loss carryforwards       310,000
       Valuation allowance for deferred
        tax assets                           (290,000)
                                        -------------
     Net deferred tax assets               $1,668,000
                                        =============

Significant components of the income
 tax (expense) benefit are as follows:

     Current:
       Federal                             $ (488,000)
       State                                 (143,000)
                                        -------------
                                             (631,000)
     Deferred:
       Federal                                562,000
       State                                  163,000
                                        -------------
                                              725,000
                                        -------------
     Income tax benefit                    $   94,000
                                        =============

                      Waste Services, Inc. and Affiliates

6. COMMITMENTS AND CONTINGENCIES

In 1996, the Companies and certain of the principals and stockholders were required to submit Applications for License as a Trade Waste Business and Disclosure Forms for Principal of a Trade Waste Business to the New York City Trade Waste Commission (the "TWC"). The effect of these applications is to protect existing contractual service arrangements with customers. These applications were denied and the effect is that the Companies' customers had the right to cancel their existing contracts on thirty days' notice. Management believes the sale of the Companies to EESI (see Note 9) has eliminated this concern because effective May 12, 1997, EESI has been issued a license by the TWC.

In May 1997, K.C. Waste Services, Inc., Curbside Leasing, Inc., other affiliated companies not included in the accompanying financial statements, and certain of the stockholders of the Companies (the "Defendants") were notified of a lawsuit alleging breach of contract with respect to amounts owed by the Defendants in conjunction with the original acquisition by the Defendants of the businesses owned by the plaintiffs. The complaint seeks approximately $1.9 million from K.C. Waste Services, Inc. and Curbside Leasing, Inc., as well as $3.6 million from the other affiliated companies not included in the accompanying financial statements. The Companies have included approximately $1.4 million in the current portion of long-term debt at December 31, 1996, resulting from the original acquisition agreements between the Defendants and the plaintiffs. The outcome of this matter cannot presently be determined.

In March 1997, Golden Gate Carting Co., Inc. ("Golden Gate") and certain of its stockholders were notified of a lawsuit that Golden Gate had defaulted in the payment of certain promissory notes issued to the plaintiffs in connection with the purchase by Golden Gate of the business owned by the plaintiffs. The complaint seeks $3.5 million plus interest, costs, and attorneys fees. Golden Gate has filed an answer denying the allegations, raising certain defenses, and making counterclaims in the amount of $2.2 million. The Companies have included approximately $3.1 million in the current portion of long-term debt at December 31, 1996, resulting from the original acquisition agreements between Golden Gate and the plaintiffs. The outcome of this matter cannot presently be determined.

                      Waste Services, Inc. and Affiliates

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Companies are defendants in various lawsuits seeking substantial damages relating to various matters including property damages, personal injury and death. These actions have been referred to the Companies' insurance carrier.
The Companies have not accrued a liability for these contingencies at December 31, 1996, as management believes the ultimate liabilities, if any, are within the Companies' insurance coverage, and are considered to be immaterial to the Companies' financial position. The outcome of these matters cannot presently be determined.

7. PENSION PLAN

In connection with its collective bargaining agreement with the Private Sanitation Union, the Companies participate in a multi-employer defined benefit pension plan. The plan covers all of the Companies' employees subject to the collective bargaining agreement. At December 31, 1996, approximately 80% of the Companies' employees were subject to the collective bargaining agreement. Contributions to the multi-employer pension plan were $452,000 for the year ended December 31, 1996.

8. RELATED PARTY TRANSACTIONS

The Companies lease administrative offices, storage, and maintenance facilities from a related entity (which is not part of the combination) on a month-to-month basis. Rent expense for the use of these facilities was $956,000 for the year ended December 31, 1996.

The Companies were charged by a related entity (which is not part of the combination) an administrative fee of $242,000 for the year ended December 31, 1996.

At December 31, 1996, the Companies have advances to/from the following related entities (which are not part of the combination). These advances are non-interest bearing and have no specified repayment dates.

     RECEIVABLES FROM AFFILIATED COMPANIES
     ----------------------------------------
     Golden Gate Carting of New Jersey,
      Inc.                                 $468,908
     Other                                  165,868
                                        -----------
                                           $634,776
                                        ===========

                      Waste Services, Inc. and Affiliates

8. RELATED PARTY TRANSACTIONS (CONTINUED)

     DUE TO AFFILIATED COMPANIES
     -----------------------------
     Waste Transit, Inc.        $ 47,431
     WSI Realty, Inc.             85,000
     Other                        30,000
                             -----------
                                $162,431
                             ===========

At December 31, 1996, certain of the Companies have advanced $528,937 to WSI Holding Corp., their parent. Such amount has been reflected as a reduction of stockholders' deficit in the accompanying combined balance sheet.

9. SUBSEQUENT EVENT

On May 12, 1997, affiliates of Eastern Environmental Services, Inc., acquired substantially all of the Companies' property and equipment, and intangible assets in consideration for 1,448,841 unregistered shares of EESI common stock and the assumption of approximately $9.2 million of the Companies' debt. An additional obligation of approximately $6.2 million will be paid to certain creditors of the Companies to settle remaining debt obligations upon the resolution of certain events (primarily approval of payments by the New York City Trade Waste Commission) or to the stockholders of the Companies. Such amount is payable either in cash or additional shares of EESI common stock (see
Note 2).

                      WASTE SERVICES, INC. AND AFFILIATES

                            COMBINED BALANCE SHEET
                                MARCH 31, 1997
                                  (Unaudited)
================================================================================
                                    ASSETS
                                    ------


CURRENT ASSETS:
 Cash                                                            $    26,650
 Accounts receivable, net of allowance for
  doubtful accounts                                                2,210,957
 Prepaid expenses and other current assets                           305,278
                                                                 -----------
           TOTAL CURRENT ASSETS                                    2,542,885

Advances to stockholders/officers                                    799,173
Receivables from affiliated companies                                736,238
Deferred income taxes                                              1,668,000

Property and equipment, less accumulated depreciation
 and amortization                                                    943,756

Intangible assets, less accumulated amortization                  12,172,033
Other assets                                                         243,735
                                                                 -----------
           TOTAL ASSETS                                          $19,105,820
                                                                 ===========

                  LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)
                  ------------------------------------------

CURRENT LIABILITIES:
 Current portion of long-term debt                               $ 6,981,978
 Accounts payable and accrued expenses                             3,586,644
 Income taxes payable                                              1,220,454
 Loans payable to officers                                           760,553
                                                                 -----------

           TOTAL CURRENT LIABILITIES                              12,549,629

LONG-TERM DEBT, less current portion                               9,980,348
                                                                 -----------

           TOTAL LIABILITIES                                      22,529,977
                                                                 -----------

STOCKHOLDERS' (DEFICIENCY):
 Common stock                                                         65,620
 Deficit                                                          (3,489,777)
                                                                 -----------

           TOTAL STOCKHOLDERS' (DEFICIENCY)                       (3,424,157)
                                                                 -----------

           TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)      $19,105,820
                                                                 ===========

              See Notes to Combined Financial Statements

                      WASTE SERVICES, INC. AND AFFILIATES

                       COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED MARCH 31, 1997
                                  (Unaudited)
================================================================================

Revenues                                               $16,596,545

Cost of revenues                                        10,318,674
Selling, general and administrative expenses             6,378,446
                                                       -----------

Operating loss                                            (100,575)

Interest Expense                                        (1,267,642)

Other Income                                                83,997
                                                       -----------
Loss before income taxes                                (1,284,220)

Income tax benefit                                        (200,000)

Net loss                                               $(1,084,220)
                                                       ===========






                  See Notes to Combined Financial Statements

                      Waste Services, Inc. and Affiliates

                       COMBINED STATEMENT OF CASH FLOWS
                   FOR THE NINE MONTHS ENDED MARCH 31, 1997
                                  (Unaudited)
================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss)                                         $(1,084,220)
  Adjustments to reconcile net (loss) to net cash
   provided by operating activities:
     Depreciation and amortization                     2,921,523

  Changes in operating assets and liabilities:
   Accounts receivable                                   325,508
   Affiliated companies                                  (64,293)
   Income taxes                                         (222,450)
   Other assets, net                                    (341,708)
   Accounts payable                                      614,992
                                                      ----------
     Net cash provided by operating activities         2,149,352
                                                      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                    (148,439)
                                                      ----------

     Net cash used in investing activities              (148,439)
                                                      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                         (60,000)
  Proceeds from borrowings on long-term debt             300,000
  Payments on long-term debt                          (2,374,959)
  Net (payments) borrowings on notes payable to
   stockholders/officers                                 (11,350)
                                                      ----------

      Net cash used in financing activities           (2,146,309)
                                                      ----------

NET DECREASE IN CASH                                    (145,396)

CASH, beginning of period                                172,046
                                                      ----------

CASH, end of period                                   $   26,650
                                                      ==========

                  See Notes to Combined Financial Statements

                      Waste Services, Inc. and Affiliates

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                MARCH 31, 1997
                                  (Unaudited)
================================================================================

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
----------------------------------------------------

     Description of Business and Basis of Presentation
     -------------------------------------------------

     The accompanying combined financial statements include the accounts of the following companies, all of which are under common ownership or managerial control. These companies are hereinafter referred to as the "Company":

                        Waste Services, Inc.
                        New York Waste Services, Inc.
                        Long Island Waste Services, Inc.
                        K.C. Waste Services, Inc.
                        Curbside Leasing, Inc.
                        Golden Gate Carting Co., Inc. (New York)
                        Coney Island Rubbish Removal Inc.

     All significant intercompany transactions and balances have been eliminated in combination.

     The Company is engaged in the business of providing integrated solid waste management services, consisting of collection, transportation, and disposal services of non-hazardous waste principally in and around the City of New York. The Company's customers include: municipal, commercial, industrial, and residential customers.

     Interim Financial Statements
     ----------------------------

     The condensed interim financial statements reflect all adjustments (which include only normal recurring adjustments), which in the opinion of management, are necessary to present fairly the financial position at March 31, 1997, and results of operations for the nine months then ended.
     The results of operations for the period ended March 31, 1997 are not necessarily indicative of the operating results for a full year.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2 - SUBSEQUENT EVENT
-------------------------
     On May 12, 1997, affiliates of Eastern Environmental Services, Inc. ("Eastern"), a publicly owned Company, acquired substantially all of the Company's operating assets and assumed approximately $9.2 million of the Company's debt in consideration for 1,448,841 unregistered shares of Eastern common stock. Additional consideration of approximately $6,200,000 will be paid to the Company upon the resolution of certain events and is payable either in cash or additional shares of Eastern common stock.

        UNAUDITED PRO FORMA CONSOLIDATED SUMMARY OF OPERATIONS FOR THE
         YEAR ENDED JUNE 30, 1996 AND NINE MONTHS ENDED MARCH 31, 1997

       The following unaudited pro forma consolidated Statements of Operations for the year ended June 30, 1996 and the nine months ended March 31, 1997 give effect to (i) the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of $700,000 in Eastern Environmental Services, Inc. ("the Company") common stock at an assumed fair market value of $6.00 per share, (ii) the acquisition of Super Kwik, Inc. ("Super Kwik") and Waste Maintenance Services, Inc. ("Maintenance") pursuant to the terms of an Agreement of Merger, (iii) the acquisition of R & A Bender, Inc. and certain real estate owned by R & A Bender Property, Ltd ("Bender") for consideration of $16,483,510 in cash and $1,000,000 in Eastern Environmental Services, Inc. common stock at a fair market value of $9.375 per share, (iv) the acquisition of Donno Company, Inc., Suffolk Waste Systems, Inc., and Residential Services and N.R.T. Realty Corp. (Collectively referred to as "Donno Companies") pursuant to the terms of a Reorganization Plan and Agreement dated December 31, 1996,
(v) the acquisition of Apex Waste Services, Inc. pursuant to the terms of a Reorganization Plan and Agreement dated March 31, 1997 and (vi) the acquisition of Waste Services, Inc.and affiliates ("WSI") pursuant to the terms of an Agreement and Plan of Reorganization dated October 23, 1996 as amended on April 14, 1997 and May 12, 1997 and the closure into escrow of two companies under common management control with Waste Services, Inc., Golden Gate Carting Co. ("Golden Gate"), Inc. and Coney Island Rubbish Removal, Inc. ("Coney Island") pursuant to two separate Agreements and Plans of Reorganization both amended on May 12, 1997. The total consideration for the acquisition of WSI, Golden Gate, and Coney Island included $16,951,416 in the Company's common stock at an average fair market value of $11.70 per share, the assumption of debt of $9,226,963, and the assumption of an approximate $6.2 million liability which will be paid upon the resolution of certain events. The Shareholders of Super Kwik and Maintenance received 2,308,176 shares of the Registrant's common stock in exchange for all issued and outstanding shares of Super Kwik and Maintenance. The Shareholders of the Donno Companies received 1,137,951 shares of the Registrant's common stock in exchange for all issued and outstanding shares of the Donno Companies. The Shareholders of Apex Waste Services, Inc. received 796,927 shares of the Registrant's common stock in exchange for all issued and outstanding shares of Apex Waste Services, Inc. The above transactions are presented as if they had occurred on July 1, 1995. The Super Kwik and Maintenance, the Donno Companies and the Apex Waste Services, Inc. business combinations were accounted for using the pooling of interests method, and as a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for these business combinations.

       The following unaudited pro forma financial data may not be indicative of what the results of operations of Eastern Environmental Services, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations of Eastern Environmental Services, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the consolidated financial statements and notes thereto, and the consolidated financial statements and notes of Eastern Environmental Services, Inc. for the nine months ended March 31, 1997 and each of the three years in the period ended June 30, 1996 included in the Company's Amendment No. 1 to the Registration Statement (Form S-3 No. 333-27245 filed June 27, 1997) and the historical combined financial statements of Waste Services, Inc. and Affiliates appearing elsewhere in this filing.

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                          THE YEAR ENDED JUNE 30, 1996

                            Eastern         Allied
                         Environmental   Environmental      R&A           Bender
                        Services, Inc.  Services, Inc.  Bender, Inc.  Property, Ltd.
                        --------------  --------------  ------------  --------------

Revenues                   $39,519,173     $10,549,739   $8,454,211        $490,270







Cost of revenues            33,417,442       8,211,825    5,812,906              --
                          ------------     -----------   ----------       ---------
Gross profit                 6,101,731       2,337,914    2,641,305         490,270










Selling, general and

  administrative expenses    9,774,422       3,231,358    2,703,425          41,954
                          ------------     -----------   ----------       ---------

Operating (loss) income     (3,672,691)       (893,444)     (62,120)        448,316



Interest expense              (629,009)       (108,881)    (113,115)

Other (expense) income        (130,640)     (1,817,733)     277,518           3,032
                          ------------     -----------   ----------       ---------
(Loss) income before
   income taxes (benefit)   (4,432,340)     (2,820,058)     102,283         451,348

Income taxes (benefit)          (9,687)             --           --              --
                          ------------     -----------   ----------       ---------
Net (loss) income         $ (4,422,653)    $(2,820,058)    $102,283       $ 451,348
                          ============     ===========   ==========       =========
Weighted average number
   of shares outstanding

Earnings per share

                                                            Pro Forma
                                                           Consolidated
                                                              Before      Predecessor      Apex
                                         Pro Forma         Predecessor      Company      Pro Forma             Pro Forma
                              WSI       Adjustments          Company        to Apex     Adjustments          Consolidation
                              ---       -----------          -------        -------     -----------          -------------

Revenues                   $22,802,271    $(183,919)  (7)    $81,148,375   $19,042,380           --          $100,190,755
                                           (483,370)  (8)
                                          ---------
                                           (667,289)
                                           (734,001)  (2)
                                           (390,709)  (7)
                                         ----------
Cost of revenues            13,053,202   (1,124,710)          59,370,665    16,115,293     (770,634)  (12)     74,715,324
                            ----------   ----------           ----------    ----------     --------            ----------
Gross profit                 9,749,069      457,421           21,777,710     2,927,087      770,634            25,475,431

                                           (137,032)  (1)
                                            172,515   (2)
                                           (885,723)  (3)
                                           (797,459)  (6)
                                           (483,370)  (8)
                                           (626,962)  (9)
                                         (2,787,983)  (10)
Selling, general and                         (9,807)  (7)
                                         ----------
  administrative expense     8,463,449   (5,555,821)          18,658,787     2,221,336     (312,322)  (12)     20,567,801
                             ---------   ----------           ----------     ---------    ---------            ----------

Operating (loss) income      1,285,620    6,013,242            3,118,923       705,751    1,082,956             4,907,630
                                         (1,168,191)  (5)
                                          1,311,073   (11)

Interest expense            (2,049,230)     142,882           (2,757,353)     (746,152)    (650,775)  (13)     (4,154,280)

Other (expense) income          86,024    1,817,733   (4)        235,934        31,365           --               267,299
                            ----------   ----------           ----------     ---------    ---------            ----------
(Loss) income before
   income taxes (benefit)     (677,586)   7,973,857              597,504        (9,036)     432,181             1,020,649

Income taxes (benefit)        (100,000)     100,000   (15)        (9,687)           --           --                (9,687)
                            ----------   ----------           ----------     ---------    ---------            ----------
Net (loss) income            $(577,586)  $7,873,857             $607,191      $( 9,036)    $432,181            $1,030,336
                            ==========   ==========           ==========     =========    =========            ==========
Weighted average number
   of shares outstanding                                                                                       11,869,909     (14)
                                                                                                               ==========
Earnings per share                                                                                                   $.09
                                                                                                                     ====

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
                  OPERATIONS FOR THE YEAR ENDED JUNE 30, 1996


(1) To adjust depreciation and amortization expense for the change in the basis of property and equipment, net of historical depreciation and amortization of Allied Environmental Services, Inc. and affiliates had the purchase of the assets of Allied been completed on July 1, 1995.

(2) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Bender had been completed on July 1, 1995 net of historical depreciation and amortization expense of R&A Bender, Inc. and R&A Bender Property, Ltd. and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(3) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Allied's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

(4) To adjust for the write-off of certain intangible assets of Allied, to reflect the recording of purchase accounting as if the acquisition was consummated at the beginning of the year, whereby the Company would have assigned a value of zero to this intangible asset.

(5) To record additional interest expense of $1,168,191 from borrowings (at the Company's average borrowing rate of 8%) under the Company's Revolving Credit Facility of $15.8 million incurred to consummate the acquisition of Bender, net of historical interest expense of $113,115.

(6) To reflect the decrease in Bender's selling, general and administrative expenses consisting of contractual reductions to former owners' salaries of $606,815, and for the termination of R&A Bender's Profit Sharing Plan of $190,644. The contractual reduction in owner salaries and the terminating of R&A Bender's profit sharing plan were directly attributable to the acquisition transaction.

(7) To reflect the elimination of revenues and operating expenses relating to certain operations of Bender not acquired by EESI.

(8) To reflect the elimination of intercompany rental revenues and expenses between R&A Bender, Inc. and R&A Bender Property, Ltd.

(9) To reflect a reduction in WSI's selling, general, and administrative salaries of employees terminated at the time of acquisition pursuant to restrictive covenants mandated by the New York City Trade Waste Commission as conditional approval for the Company to consummate the WSI acquisition. The reduction is net of the estimated cost of replacement employees under employment contracts.

(10) To adjust depreciation and amortization expense for the change in the basis of equipment and intangible assets, and the change in the useful lives and amortization period to conform to Company policies, net of historical depreciation and amortization which would have occurred had the acquisition of WSI been completed at the beginning of the period.

(11) To reflect a reduction in interest expense of $1,311,073 resulting from debt not acquired net of EESI interest of $738,157 on borrowings at the Company's average borrowing rate of 8.0% to finance the WSI acquisition.

(12) To adjust depreciation and amortization expense for the change in the basis of property, equipment and intangible assets, net of historical depreciation and amortization expense of Waste Management, Inc. of Northeast Pennsylvania (Predecessor Company to Apex) had the purchase of Waste Management, Inc. of Northeast Pennsylvania been completed on
       July 1, 1995.

(13) To record additional interest expense of $650,775 from borrowings of approximately $16.4 million (at an interest rate of 8.5%) to consummate the acquisition of Waste Management of Northeast Pennsylvania, net of historical interest expense of $746,152.

(14) For the purposes of determining pro forma earnings per share, the issuance of 116,667, 1,448,841, 106,667, and 796,927 shares of common stock as consideration for the purchase of assets of Allied and WSI, the stock of R&A Bender, Inc., and to reflect the shares issued relating to the Apex merger, respectively, were considered to have been outstanding from July 1, 1995.

(15) The Company's pro forma effective tax provision is due to the realization of federal net operating loss carryforwards and the reversal of the related valuation allowance previously recorded. Excluding the effect of the valuation allowance, pro forma income taxes would be approximately $429,000, or $.04 per share at effective rate of 42%.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                     THE NINE MONTHS ENDED MARCH 31, 1997



                                                          R & A
                                                         Bender
                              Eastern                   Property,
                           Environmental     R & A      ---------                Pro Forma
                           Services, Inc. Bender, Inc.     Ltd.         WSI     Adjustments
                           -------------  ------------     ----         ---     -----------

Revenues                     $52,409,183   $4,294,638     $214,324  $16,596,545    $(41,019)  (4)

                                                                                   (210,682)  (5)
                                                                                   ---------

                                                                                   (251,701)


                                                                                   (196,402)  (1)

                                                                                   (206,352)  (4)
                                                                                   ---------

Cost of revenues              38,026,625    2,692,988        1,602   10,318,674    (402,754)


                                                                                      76,769  (1)

                                                                                   (963,807)  (2)

                                                                                   (610,088)  (6)

                                                                                 (1,583,152)  (7)

                                                                                   (210,682)  (5)

Selling, general and                                                                 (6,085)  (4)
                                                                                  ----------
  administrative expenses      9,245,947    1,949,947       17,382    6,378,446  (3,297,045)

Merger costs                   3,336,792           --           --           --           --
                               ---------    ---------     --------    ---------  -----------

Operating income (loss)        1,799,819    (348,297)      195,340    (100,575)    3,448,098

                                                                                     714,024  (8)

Interest expense             (1,525,509)      (7,243)               (1,267,642)    (529,754)  (3)

Other income (expense)           461,089      245,746           --       83,997           --
                                 -------      -------     --------   ----------   ----------
Income (loss) before
 income taxes                    735,399    (109,794)      195,340  (1,284,220)    3,632,368

Income tax expense (benefit)     940,405           --           --    (200,000)      200,000  (11)
                                 -------     --------     --------   ----------   ----------

Net (loss) income             $(205,006)   $(109,794)     $195,340 $(1,084,220)   $3,432,368
                              ==========   ==========     ========   ==========   ==========

Earnings per share


Weighted avg number of
 shares outstanding



                            Pro Forma
                           Consolidated
                              Before     Predecessor      Apex                 Pro
                           Predecessor     Company     Pro Forma              Forma
                             Company       to Apex    Adjustments          Consolidated
                             -------       -------    -----------          ------------
Revenues                    $73,262,989   $4,675,156         $ --          $ 77,938,145







Cost of revenues             50,637,135    3,901,842    (192,658)   (9)      54,346,319







Selling, general and

  administrative expenses    14,294,677      563,087     (78,081)   (9)     14,779,683

Merger costs                  3,336,792           --           --            3,336,792
                           ------------    ---------    ---------          -----------

Operating income (loss)       4,994,385      210,227      270,739            5,475,351

Interest expense            (2,616,124)    (172,534)    (176,698)   (10)   (2,965,356)

Other income (expense)          790,832        3,596           --              794,428
                           ------------   ----------    ---------          -----------

Income (loss) before
 income taxes                 3,169,093       41,289       94,041            3,304,423

Income tax expense              940,405           --           --              940,405    (11)
                            -----------   ----------     --------          -----------

Net (loss) income            $2,228,688      $41,289      $94,041           $2,364,018
                             ==========      =======      =======           ==========

Earnings per shares                                                              $0.15
                                                                                 =====

Weighted avg number of
 shares outstanding                                                         15,904,446    (12)
                                                                            ==========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
              OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 1997

(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Bender had been completed on July 1, 1996 net of historical depreciation and amortization expense of R&A Bender, Inc. and R&A Bender Property, Ltd. and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To reflect the decrease in Bender's selling, general and administrative expenses consisting of a contractual reduction made to the former owners' salaries of $706,807 and for the termination of R&A Bender's Profit Sharing Plan of $257,000. The contracted reduction in owner salaries and the termination of R&A Bender's profit sharing plan were directly attributable to the acquisition transaction.

(3) To record additional interest expense of $529,754 resulting from borrowings under the Company's Revolving Credit Facility of $15.8 million incurred to consummate the acquisition of R&A Bender, net of historical interest expense of $38,291.

(4) To reflect the elimination of revenues and operating expenses relating to certain operations of Bender not acquired by EESI.

(5) To reflect the elimination of intercompany rental revenues and expenses between R&A Bender, Inc. and R&A Bender Property, Ltd.

(6) To reflect a reduction in WSI's selling, general, and administrative salaries of employees terminated at the time of acquisition pursuant to restrictive covenants mandated by the New York City Trade Waste Commission as conditional approval for the Company to consummate the WSI acquisition. The reduction is net of the estimated cost of replacement employees.

(7) To adjust depreciation and amortization expense for the change in the basis of equipment and intangible assets, net of historical depreciation and amortization which would have occurred had the purchase of WSI been completed on July 1, 1996.

(8) To reflect a reduction in interest expense of $714,024 resulting from debt not acquired net of EESI interest of $553,618 on borrowings at the Company's average borrowing rate of 8.0% to finance the acquisition.

(9) To adjust depreciation and amortization expense for the change in the basis of property, equipment and intangible assets, net of historical depreciation and amortization expense of Waste Management, Inc. of Northeast Pennsylvania (Predecessor company to Apex) had the purchase of Waste Management Inc. of Northeast Pennsylvania been completed on
       July 1, 1996.

(10) To record additional interest expense of $176,698 from borrowings of Apex of $16.4 million (at an interest rate of 8.5%) to consummate the acquisition of Waste Management of Northeast Pennsylvania, net of historical interest expense of $172,534.

(11) The Company's pro forma effective tax provision is after consideration of the realization of federal net operating loss carryforwards and the reversal of the related valuation allowance previously recorded. Excluding the effect of the valuation allowance, pro forma taxes at an effective rate of 42% would be approximately $1.35 million greater, or $.08 per share. Additionally, the consolidated tax provision includes $904,000 reflecting the recording of a deferred tax provision as of the date of the Super Kwik, Donno and Apex mergers, at which time the entities'S Corporation elections were terminated.

(12) For the purposes of determining pro forma earnings per share, the issuance of 63,066 shares of common stock as partial consideration for the purchase of the stock of R&A Bender, Inc., and 1,448,000 shares related to the acquisition of WSI were considered to have been outstanding from July 1, 1996.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1997


       The following unaudited pro forma consolidated balance sheet at March 31, 1997 gives effect to the acquisition of Waste Services, Inc. and affiliates ("WSI") pursuant to the terms of an Agreement and Plan of Reorganization dated October 23, 1996 as amended on April 14, 1997 and
May 12, 1997 and the closure into escrow of two companies under common management control with Waste Services, Inc., Golden Gate Carting Co., Inc. ("Golden Gate") and Coney Island Rubbish Removal, Inc. ("Coney Island") pursuant to two separate Agreements and Plans of Reorganization both amended on May 12, 1997. The total consideration for the acquisition of WSI, Golden Gate, and Coney Island included $16,951,416 in the Company's common stock at an average fair market value of $11.70 per share, the assumption of debt of $9,226,963, and the assumption of a $6,200,000 liability will be paid upon the resolution of certain events. The above transactions are presented as if they had occurred on June 30, 1996.

       The following unaudited pro forma financial data may not be indicative of what the financial condition of EESI would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of EESI that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Eastern Environmental Services, Inc. for the nine months ended March 31, 1997 and each of the three years in the period ended June 30, 1996, included in the Company's Amendment No. 1 to the Registration Statement (Form S-3 No. 333-27245), filed June 27, 1997 and the historical combined financial statements of Waste Services, Inc. and affiliates appearing elsewhere in this filing.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1997

                                                           Eastern           Waste
                                                        Environmental    Services, Inc.,      Pro Forma          Pro Forma
                                                       Services, Inc.    and Affiliates      Adjustments        Consolidated
                                                       --------------    ---------------    -------------      --------------
Assets

Current Assets
 Cash and cash equivalents                                $ 3,906,902       $    26,650     $   (26,650)(1)    $  3,906,902
 Accounts receivable, net of allowance                      7,694,765         2,210,957      (2,210,957)(1)       7,694,765
 Deferred income taxes                                      1,568,000            --              --               1,568,000
 Prepaid expenses and other current assets                  2,173,656           305,278        (305,278)(1)       2,173,656
                                                        -------------     -------------    ------------        ------------
                Total current assets                       15,343,323         2,542,885      (2,542,885)         15,343,323

Net property, plant & equipment                            54,171,729           943,756         992,244 (1)      56,107,729

Assets held for resale                                            --                                                395,059
Receivables from affliated companies                              --            736,238        (736,238)(1)             --
Deferred income taxes                                             --          1,668,000      (1,668,000)(1)             --
Excess cost over fair market value
     of net assets acquired                                15,764,939         4,879,344      24,986,035 (1)      45,630,318
Intangible assets,  net                                     1,720,740         7,292,689      (6,492,689)(1)       2,520,740
Notes receivable from shareholders / officers                 463,902           799,173        (799,173)(1)         463,902
Other assets                                                1,493,005           243,735        (243,735)(1)       1,493,005
                                                        -------------     -------------    ------------        ------------
Total assets                                              $89,352,697       $19,105,820     $13,495,559        $121,954,076
                                                        =============     =============    ============        ============
Liabilities and stockholders' equity

Current liabilities
 Current maturities on long-term debt                     $ 1,285,312       $ 6,981,978     $(6,981,978)(1)    $  1,285,312
 Current maturities of obligations
  under capital leases                                      1,445,100               --              --            1,445,100
 Accounts payable                                           3,835,667         3,586,644      (3,586,644)(1)       3,835,667
 Accrued expenses and other current liabilities             8,361,616            --             223,000 (1)       8,584,616
 Income taxes payable                                          45,880         1,220,454      (1,220,454)(1)          45,880
 Due to officers                                               --               760,553        (760,553)(1)             --
 Current portion of accrued environmental costs             1,070,000            --              --               1,070,000
                                                        -------------     -------------    ------------        ------------
                Total current liabilities                  16,043,575        12,549,629     (12,326,629)         16,266,575

Deferred income taxes                                       3,832,203            --              --               3,832,203
Long-term debt                                             31,736,086         9,980,348        (753,385)(1)      40,963,049
Capital lease obligations - long-term                       2,244,432            --              --               2,244,432
Accrued landfill closure and other
 environmental costs                                        8,172,364            --              --               8,172,364
Other long-term liabilities                                    --                --           6,200,000 (1)       6,200,000

Stockholders' equity
 Common stock                                                 140,958            65,620         (51,132)(1)         155,446
 Additional paid-in capital                                27,927,552                        16,936,928 (1)      44,864,480
 Retained earnings (deficit)                                 (668,214)       (3,489,777)      3,489,777 (1)        (668,214)
 Less treasury stock at cost - 39,100 common shares           (76,259)           --              --                 (76,259)
                                                        -------------     -------------    ------------        ------------
                Total stockholders' equity                 27,324,037        (3,424,157)     20,375,573          44,275,453
                                                        -------------     -------------    ------------        ------------

Total liability and stockholders' equity                  $89,352,697       $19,105,820     $13,495,559        $121,954,076
                                                        =============     =============    ============        ============

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1997


(1) Reflects the acquisition of Waste Services, Inc. and affiliates and the pending acquisitions of Golden Gate Carting Co., Inc. and Coney Island Rubbish Removal, Inc. accounted for using the purchase method. Pursuant to the Purchase Agreements, only property and equipment and intangible assets were acquired for consideration of $16,951,416 in the Company's stock at an average fair market value of $11.70 per share, the assumption of debt of $9,226,963, the assumption of a $6.2 million liability which will be paid upon the resolution of certain events (payable in either cash or a future maximum issuance of 357,849 shares of the Company's stock) and the recording of a purchase accounting reserve of $223,000 for terminated transitional employee salaries. The excess purchase price over the estimated fair value of the net assets acquired is being amortized on a straight-line basis for forty (40) years from the date of acquisition. The preliminary allocation of the purchase price is as follows:


                Property and equipment.....................................        $ 1,936,000
                Cost over fair value of net assets acquired................         29,865,379
                Identifiable intangible assets.............................            800,000
                                                                                   -----------
                                                                                   $32,601,379
                                                                                   ===========